Exhibit 99.2

                          VALLEY NATIONAL BANCORP
                              1445 VALLEY ROAD
                          WAYNE, NEW JERSEY  07474



                                        January 26, 1995



Lakeland First Financial Group, Inc.
250 Route 10
Succasunna, NJ  07876

Gentlemen:

     Valley National Bancorp ("Valley") proposes to acquire all of the outstanding shares of common stock of Lakeland First
Financial Group, Inc. ("Lakeland") in accordance with the following terms and conditions:

     1. Each holder of Lakeland common stock, $0.10 par value ("Lakeland Common Stock"), will receive for each share of Lakeland Common Stock held 1.225 shares (the "Exchange Ratio") of Valley common stock, no par value ("Valley Stock"). No fractional shares of Valley Stock will be issued, and cash will be paid in lieu of fractional interests, based upon the average closing price for Valley Stock. The average closing price shall mean the average price of Valley Stock calculated based upon the closing price during the first 10 of the 15 consecutive trading days immediately preceding the closing of the Merger. Lakeland represents that there are 3,881,398 shares of Lakeland Common Stock outstanding and options granted to directors, officers and employees to purchase 140,199 shares.

     2. Each holder of options to purchase shares of Lakeland Common Stock granted under Lakeland's Stock Option Plan to directors, officers and certain other employees shall have the right to elect either (i) to convert the option to an option to purchase Valley Stock wherein each share of Lakeland Common Stock covered by the option shall be converted into the right to purchase that number of shares of Valley Stock multiplied by the Exchange Ratio for the same aggregate exercise price; or, (ii) if the option is fully vested at the closing of the Merger, to convert the option into the right to receive immediately after the closing a number of whole shares of Valley Stock equal to (x) the excess of the sum determined by multiplying (A) the number of shares of Lakeland Common Stock covered by the option, times (B) the Exchange Ratio, times (C) the average closing price, less (y) the aggregate exercise price for the option (z) divided by the average closing price. No fractional shares of Valley Stock shall be issued, and in lieu thereof, each optionee who would otherwise be entitled to a fractional interest will receive an amount in cash determined by multiplying such fractional interest by the average closing price.

     3. The acquisition will take the form of a tax-free merger of Lakeland into Valley with Valley as the survivor (the
"Merger") and a simultaneous merger of Lakeland Savings Bank, into Valley National Bank with Valley National Bank as the survivor.

     4. No employment contract nor any contract between Lakeland or its subsidiaries and any other person shall cause Lakeland or Valley or their subsidiaries to make an excess parachute payment as defined in Section 280G of the Code in connection with or after the Merger.

     5. All of the directors of Lakeland shall agree to vote in favor of and recommend the Merger, subject to the execution of a mutually satisfactory definitive merger agreement. The directors of Lakeland will agree to sign a standard affiliates letter for a pooling-of-interests transaction and Lakeland shall use reasonable efforts to cause all other affiliates of Lakeland to agree to sign a standard affiliates letter for a pooling-of-interests transaction.

     6. Upon acceptance of this proposal, Lakeland and Valley shall proceed promptly to negotiate in good faith a definitive merger agreement embodying the terms hereof and containing, among other provisions, representations, warranties and covenants mutually satisfactory to the parties and customary conditions to the obligations of each party to consummate the transaction.

     7. Among other conditions of the definitive agreement, it shall be a condition to Valley's obligation to close under the definitive merger that the Merger be treated as a pooling-of-interests for accounting purposes. In addition, Valley has agreed that, at the closing of the Merger, it shall elect two of Lakeland's directors to Valley's Board of Directors. The directors to be elected shall include William McNear and one other to be selected by Valley's nominating committee from two nominees submitted by Lakeland's Board of Directors. Also, Valley shall elect John Grabovetz as a Director Emeritus of Valley.

     8. Valley agrees that it will have Michael Halpin, Lakeland's Chief Executive Officer, join Valley as a member of its senior management team with the title of First Senior Vice President and Valley will assume Mr. Halpin's employment contract. Valley agrees that working with the current management of Lakeland Savings Bank, Valley intends to continue the employment of all officers and employees of Lakeland Savings Bank and, to the extent practical, at the same location, with the same or equivalent salary and benefits. Valley intends to have all Lakeland employees participate in the benefits and opportunities available to all Valley employees.

     9. Valley and Lakeland shall have the right to commence due diligence following the execution of this letter agreement. The parties acknowledge that they have not commenced their due diligence as of the date hereof. The parties may continue their due diligence after execution of the definitive merger agreement for the purpose of assuring themselves that representations and warranties in the definitive agreement were correct and that covenants and conditions set forth in the agreement have been complied with.

     10. The consummation of the Merger shall be targeted for and the parties shall use all reasonable efforts to have the Merger consummated no later than July 31, 1995 and it must occur not later than October 31, 1995, unless extended by mutual agreement of the parties.

     11. In the event of the termination of this letter of intent each party will be responsible for its own fees and costs and neither party will be liable to the other party or its shareholders in connection with the transaction or its termination.

     12. Simultaneously with the acceptance of this proposal, Lakeland agrees to grant to Valley an option to purchase 1,250,000 shares of the authorized and unissued Lakeland Common Stock at an exercise price of $21.00 per share and on the other terms and conditions set forth in the form of option agreement annexed hereto.

     13. Valley and Lakeland will negotiate a definitive merger agreement to be entered into as soon as possible. This letter agreement will terminate upon execution by Valley and Lakeland of the definitive merger agreement or, if the parties have not entered into the definitive merger agreeement by such date, the close of business on February 27, 1995.

     14. Valley and Lakeland and their respective officers, directors, employees and agents will cooperate with each other in good faith, consistent with their respective legal obligations, in the preparation and distribution of any and all press releases, announcements and other public disclosures concerning this letter agreement, the status of negotiations leading to the execution of a definitive merger agreement and the execution of a definitive merger agreement. Neither party will make a public announcement concerning this letter agreement without the prior consent of the other party.

          If the foregoing is acceptable to you, will you kindly so indicate by signing, dating and returning the enclosed counterpart of this letter.

                                   Very truly yours,

                                   VALLEY NATIONAL BANCORP

                                   By: GERALD H. LIPKIN
                                       -------------------------
                                       Gerald H. Lipkin
                                       Chairman and
                                       Chief Executive Officer


AGREED AND ACCEPTED:
LAKELAND FIRST FINANCIAL GROUP, INC.

By: MICHAEL HALPIN
    -------------------------
    Michael Halpin
    Chief Executive Officer

Dated:  January 26, 1995